EXHIBIT 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-208624 and 333-198146) and Form S-8 (333-206088, 333-197422, 333-193024, 333-184028, 333-169274, 333-138963, and 333-122686) of Energy Focus, Inc. of our report dated February 22, 2017 with respect to the consolidated financial statements which appears in this Form 10-K. /s/ Plante & Moran, PLLC Cleveland, Ohio February 22, 2017